UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2008

MEDASORB TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51038	98-0373793
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey 08852
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Private Placement

As described in more detail below under Item 3.02 (Unregistered Sales of Equity Securities), on June 25, 2008, pursuant to a Subscription Agreement we entered into with ten accredited investors, we completed a $4.275 million private placement of Series B 10% Cumulative Convertible Preferred Stock, par value $.001 per share (“Series B Preferred Stock”). The form of Subscription Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K, and the summary thereof contained herein does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of the Subscription Agreement.

Amendments to Series A Preferred Stock Designation and Warrants

As one of the conditions to the closing of the Series B Preferred Stock private placement, we entered into an Agreement and Consent with the holders of more than 80% of our outstanding shares of Series A 10% Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) and the holders of more than 80% of the outstanding common stock purchase warrants issued to the purchasers of our Series A Preferred stock (the “Class A Warrants”). Pursuant to the Agreement and Consent, the holders of the Series A Preferred Stock consented to (i) the private placement of the Series B Preferred Stock, which ranks senior to the Series A Preferred Stock, (ii) the amendment and restatement to the Certificate of Designation with respect to the Series A Preferred Stock, (iii) the permanent waiver of the anti-dilution protection previously provided to certain holders of the Series A Preferred Stock; (iv) the waiver of all pre-emptive rights and rights of first refusal previously provided to such holders of Series A Preferred Stock with respect to the private placement of the Series B Preferred Stock, and (v) the waiver in full of all registration rights previously provided to such holders of the Series A Preferred Stock. In connection with such Agreement and Consent, the conversion price applicable to the Series A Preferred Stock held by certain of the parties to such consent who were granted anti-dilution rights in connection with their investment in the Series A Preferred Stock and who participated in the private placement of Series B Preferred Stock was reduced from $1.25 to $.26. The conversion price of the Series B Preferred Stock held by all of the parties who were granted anti-dilution rights will be subject to reduction and the holders of the Series B Preferred Stock who participated in the private placement will have their conversion price subject to further reduction as set forth on Schedule A to the Agreement and Consent in the event that within the 60-day period following the initial closing of the private placement of Series B Preferred Stock (the “Initial Closing”), we raise aggregate gross proceeds of $1.5 million from the holders of Series A Preferred Stock, their affiliates, and/or persons introduced to us by such holders and their affiliates (the “Additional Offering”).

In addition, pursuant to the Agreement and Consent, the holders of the Class A Warrants consented to the permanent waiver of the anti-dilution protection previously provided to certain holders of the Class A Warrants. In connection with the Agreement and Consent, the exercise price applicable to the Class A Warrants held by certain of the parties to the Agreement and Consent who participated in the offering was reduced from $2.00 to $.52. The exercise price of all of the Class A Warrants held by the parties to the Agreement and Consent will be subject to further reduction as set forth on Schedule A to the Agreement and Consent in the event of the completion of the Additional Offering. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of the Amendment to the Series A Certificate of Designation, and the Agreement and Consent, filed as Exhibit 4.3 and 4.4, respectively, to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

On June 25, 2008, we sold (i) 42,750 shares of our Series B Preferred Stock, at a price of $100 per share and (ii) a security (the “Additional Security”) to purchase additional shares of Series B Preferred Stock within 15 months following the Initial Closing at $100 per share, to a group of ten accredited investors led by NJTC Venture Fund SBIC, L.P. (“NJTC”) in a private offering exempt from registration pursuant to Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended (the “Securities Act”). The 42,750 shares of Series A Preferred Stock are initially convertible into 122,142,857 shares our common stock, par value $.001 per share (“Common Stock”). In addition, in connection with the private placement, $175,000 in principal amount of indebtedness was converted into 1,750 additional shares of Series B Preferred Stock.

The Series B Preferred Stock has a stated value of $100.00 per share and was sold for a purchase price equal to the stated value. The Series B Preferred Stock is redeemable at the option of a majority of the holders of the Series B Preferred Stock, including NJTC if it then owns 25% of the shares of Series B Preferred Stock purchased by it on the Initial Closing (the “Required Amount”), commencing with the fifth anniversary of the issuance of the Series B Preferred Stock for the stated value thereof plus any accrued but unpaid dividends upon 30 days' prior written notice provided that the market price of our Common Stock on the date of such notice is less than the conversion price of the Series B Preferred Stock at such time. A copy of the Certificate of Designations is filed as Exhibit 4.2 to this Current Report on Form 8-K, and the summary thereof herein does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of the Certificate of Designation.

The Series B Preferred Stock has a dividend rate of 10% per annum, payable quarterly. The dividend rate increases to 20% per annum upon the occurrence of the events of default specified in the Certificate of Designation. Dividends on the Series B Preferred Stock shall be made in additional shares of Series B Preferred Stock. Notwithstanding the foregoing, during the first three-years following the Initial Closing, upon the approval of the holders of a majority of the Series B Preferred Stock, including NJTC if it then owns the Required Amount, at our option we may pay dividends in cash instead of additional shares of Series B Preferred Stock, and after such three-year period, the holders of a majority of the Series B Preferred Stock, including NJTC if it then owns the Required Amount, may require that such payments be made in cash.

The Series B Preferred Stock is convertible into Common Stock at an initial conversion rate of one share of Common Stock for each $.035 of stated value or accrued but unpaid dividends being converted. The conversion price of the Series B Preferred Stock will be increased to $.0375 in the event that within the 60-day period following the Initial Closing ending August 24, 2008, we raise an additional $235,000 from the sale of Series B Preferred Stock. Subject to certain exempted issuances, the conversion price is also subject to adjustment if we issue additional securities for a consideration less than the then conversion price and will be adjusted for certain dividends, distributions, stock splits and other similar events. In addition, pursuant to a letter agreement we entered into with NJTC, we have agreed to cause the Certificate of Designation to be amended (which would require us to obtain the consent of the holders of a majority of the shares of Series B Preferred Stock) to reduce the conversion price (i) from $.035 to $.0329 in the event we fail to raise at least $4.685 million in the aggregate (including the principal amount of convertible debt converted into Series B Preferred Stock) in the private placement and additional closings held by August 24, 2008, and the holders of Series A Preferred Stock, affiliates of such holders and persons introduced to us by such holders or their affiliates, fail to purchase $1.5 million of Series B Preferred Stock, and (ii) from $.0375 to $.0362 in the event we raise $5.25 million or more in the aggregate (including the principal amount of convertible debt converted into Series B Preferred Stock) in the private placement and additional closings held by August 24, 2008, and the holders of Series A Preferred Stock, affiliates of such holders and persons introduced to us by such holders or their affiliates purchase $1.5 million or more of Series B Preferred Stock.

Pursuant to the Certificate of Designation designating the Series B Preferred Stock, following the Initial Closing, and for so long as NJTC holds the Required Amount, NJTC is entitled to elect (i) two directors to our Board of Directors, which shall consist of six members, and (ii) two members of our compensation committee, which shall consist of three members. As of the date hereof, NJTC has not yet exercised its appointment rights under the Certificate of Designation. The Certificate of Designation and Subscription Agreement also provide one of the other investors in the private placement with the right to have its designee attend our Board of Directors’ meetings as an observer as long as such investor is the holder of at least 25% of the shares of the Series B Preferred Stock purchased by it on the Initial Closing.

The holders of Series B Preferred Stock will vote together with the holders of our Common Stock on an as converted basis on all matters submitted for a vote of our stockholders, provided that the consent of the holders of at least a majority of the shares of the Series B Preferred Stock, including NJTC (if it is then a Holder of the Required Amount), voting as a separate class, is required with respect to certain specified matters affecting the rights of the holders of Series B Preferred Stock.

We have agreed to file a registration statement under the Securities Act covering the Common Stock issuable upon conversion of the Series B Preferred Stock within 180 days following the Initial Closing and to cause it to become effective within 240 days of such closing. We also granted the investors demand and piggyback registration rights with respect to such Common Stock.

As of the Initial Closing, after giving effect to the private placement described above, we had issued and outstanding 25,044,932 shares of Common Stock, shares of Series A Preferred Stock convertible into 11,256,416 shares of Common Stock, shares of Series B Preferred Stock convertible into 127,142,857 shares of Common Stock, and convertible securities, options and warrants that may be converted into or exercised for approximately 28,425,784 additional shares of Common Stock. Under our certificate of incorporation we are only authorized to issue 100,000,000 shares of Common Stock. Accordingly, we will be required to effect a reverse stock split and/or increase our authorized shares of Common Stock to be able to permit the conversion or exercise, as applicable, of our outstanding convertible securities. In connection therewith, pursuant to the Subscription Agreement, each investor in the private placement has agreed to vote in favor of an amendment to our certificate of incorporation effecting a reverse stock split and/or increasing our authorized shares of Common Stock providing us with sufficient authorized shares of Common Stock to permit the conversion of all of our outstanding convertible securities, and we have agreed to effect such stock split and/or increase our authorized shares of Common Stock within 180 days from the Initial Closing.

The securities we sold in the private placement have not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act.

Item 3.03	Material Modification To Rights Of Security Holders

The Series B Preferred Stock has a liquidation preference over the Common Stock (as well as the Series A Preferred Stock). Upon a Liquidation Event, as defined in the Certificate of Designation designating the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to receive payment out of our assets in an amount equal to $100 per share of Series B Preferred Stock plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of Common Stock (or holders of Series A Preferred Stock).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the private placement of Series B Preferred Stock, each of Al Kraus, our Chief Executive Officer, David Lamadrid, our Chief Financial Officer, and Vincent Capponi, our Chief Operating Officer, entered into new Employment Agreements with the Company. The new Employment Agreements are substantially the same as the Employment Agreements that were replaced, except that (i) the new Employment Agreements all terminate on December 31, 2008 without automatic renewal, (ii) under the new Employment Agreements, stock options will not be accelerated upon termination of employment, and (iii) upon termination of employment, each of Messrs. Kraus, Lamadrid and Capponi will be entitled to severance payments of two-weeks base salary for each year of service with the MedaSorb. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of the Employment Agreements filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 4.1	Form of Subscription Agreement, dated June __, 2008, by and among MedaSorb Technologies Corporation and the purchasers party thereto.

Exhibit 4.2	Certificate of Designations of Series B 10% Cumulative Convertible Preferred Stock, $.001 Par Value Per Share

Exhibit 4.3	Amendment to Certificate of Designations of Series A 10% Cumulative Convertible Preferred Stock, $.001 Par Value Per Share

Exhibit 4.4	Agreement and Consent, dated as of June 25, 2008 among MedaSorb Technologies Corporation and the holders of Series A 10% Cumulative Convertible Preferred Stock party thereto.

Exhibit 10.1	Employment Agreement, dated as of June 18, 2008, between Al Kraus and MedaSorb Technologies Corporation.

Exhibit 10.2	Employment Agreement, dated as of June 18, 2008, between Vincent Capponi and MedaSorb Technologies Corporation.

Exhibit 10.3	Employment Agreement, dated as of June 18, 2008, between David Lamadrid and MedaSorb Technologies Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2008

MEDASORB TECHNOLOGIES CORPORATION

By:	/s/ Al Kraus
Al Kraus,
President and Chief Executive Officer

EXHIBIT INDEX

No.	Description

Exhibit 4.1	Form of Subscription Agreement, dated June __, 2008, by and among MedaSorb Technologies Corporation and the purchasers party thereto.

Exhibit 4.2	Certificate of Designations of Series B 10% Cumulative Convertible Preferred Stock, $.001 Par Value Per Share

Exhibit 4.3	Amendment to Certificate of Designations of Series A 10% Cumulative Convertible Preferred Stock, $.001 Par Value Per Share

Exhibit 4.4	Agreement and Consent, dated as of June 25, 2008 among MedaSorb Technologies Corporation and the holders of Series A 10% Cumulative Convertible Preferred Stock party thereto.

Exhibit 10.1	Employment Agreement, dated as of June 18, 2008, between Al Kraus and MedaSorb Technologies Corporation.

Exhibit 10.2	Employment Agreement, dated as of June 18, 2008, between Vincent Capponi and MedaSorb Technologies Corporation.

Exhibit 10.3	Employment Agreement, dated as of June 18, 2008, between David Lamadrid and MedaSorb Technologies Corporation.